EXHIBIT 23.5


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Penn National Gaming, Inc.
825 Berkshire Boulevard
Wyomissing, Pennsylvania


      We hereby consent to the inclusion in the current report on Form 8-K/A of Penn National Gaming, Inc. dated March 25, 1997 to be filed with the Securities and Exchange Commission of our report dated April 8, 1996,relating to the consolidated financial statements of Charles Town Races, Inc. and Charles Town Racing Limited Partnership as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995.


                              /s/  LEONARD J. MILLER & ASSOCIATES, CHARTERED

                                   LEONARD J. MILLER & ASSOCIATES,  CHARTERED


Baltimore, Maryland
March 25, 1997